SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event Reported): December 2, 2003


                               LEVI STRAUSS & CO.
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             (Exact name of registrant as specified in its charter)


        DELAWARE                        333-36234                 94-0905160
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(State or Other Jurisdiction   (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                      Identification No.)


                               1155 BATTERY STREET
                         SAN FRANCISCO, CALIFORNIA 94111
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          (Address of principal executive offices, including zip code)



                                 (415) 501-6000
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             (Registrant's telephone number, including area code)




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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibit

99.1     Press release of Fitch Ratings dated December 2, 2003.

ITEM 9.  REGULATION FD DISCLOSURE

         On December 2, 2003, Fitch Ratings ("Fitch") issued a press release announcing that it had downgraded Levi Strauss & Co.'s $1.7 billion senior unsecured debt to `CCC+' from `B-.' In addition, the company's $650 million asset-based loan was lowered to `B+' from `BB-' and its $500 million term loan was lowered to `B' from `B+.' Attached hereto as Exhibit 99.1 is a copy of Fitch's press release dated December 2, 2003 titled "Levi Strauss' Sr. Debt Lowered to `CCC+'; ABL/Term Loan Lowered to `B+/B'; Otlk Remains Neg."

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 LEVI STRAUSS & CO.


DATE: December 2, 2003                  By:       /s/ Gary W. Grellman
                                                  --------------------
                                        Name:     Gary W. Grellman
                                        Title:    Vice President and Controller



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                                  EXHIBIT INDEX


Exhibit Number                   Description
--------------                   -----------

   99.1           Press release of Fitch Ratings dated December 2, 2003.

                                                                   Exhibit 99.1


Levi Strauss' Sr. Debt Lowered to `CCC+`; ABL/Term Loan Lowered to `B+/B`; Otlk Remains Neg

FITCH RATINGS--NY--12/2/03: Levi Strauss & Co.'s (Levi) $1.7 billion senior unsecured debt was downgraded to `CCC+` from `B-' by Fitch Ratings following Levi's announcement that it has retained the management consulting firm Alvarez & Marsal (A&M) and replaced its CFO. In addition, the company's $650 million asset-based loan (ABL) is lowered to `B+` from `BB-' and its $500 million term loan is lowered to `B' from `B+`. The Rating Outlook remains Negative, reflecting the continued challenges Levi faces to improve its financial condition and in stimulating top-line sales growth.

The Company announced that its chief financial officer (CFO) would be leaving effective immediately and replaced him with an interim CFO who is also from A&M. Fitch considers these changes to be a material event that possibly could lead to a debt restructuring in the near-to-intermediate term. This downgrade follows a previous downgrade by Fitch last month due to the company's revision in its earnings guidance for 2003.

Management has stated that the consulting firm was hired to assist Levi in scaling back its infrastructure in order to become profitable at current sales levels. This is to be accomplished by identifying further costs that can be eliminated. Fitch recognizes that Levi maintains adequate liquidity, has limited debt maturities and is not in danger of violating covenants in the near term. However, Fitch feels that in light of the closing of the remaining North American facilities and the corporate headcount reductions in September, additional cost eliminations will not materially affect the company's profitability and/or its ability to increase cash flow generation to reduce debt in the coming year. Fitch believes that financial restructuring options will be explored, which could be a detriment to the bondholders.

For further information, call Thomas P. Razukas, CFA 212-908-0223 or Christine Pitre, 212-908-0835.